Exhibit 99.1
F.N.B. Corporation Reports Second Quarter 2010 Results
Hermitage, PA — July 26, 2010 — F.N.B. Corporation (NYSE: FNB) today reported financial results for the second quarter of 2010. Net income for the second quarter of 2010 was $17.9 million, or $0.16 per diluted share, compared to first quarter of 2010 net income of $16.0 million, or $0.14 per diluted share, and net income available to common shareholders in the second quarter of 2009 of $9.1 million, or $0.10 per diluted common share.
“We are very pleased to deliver another solid quarter for our shareholders,” said Stephen J. Gurgovits, President and Chief Executive Officer of F.N.B. Corporation. “Our results for the second quarter again reflect solid loan and deposit growth, stable credit quality and our consistent focus on creating value for our shareholders.”
F.N.B. Corporation’s performance ratios this quarter were as follows: return on average tangible common equity (non-GAAP measure) was 15.65%; return on average equity was 6.83%; return on average tangible assets (non-GAAP measure) was 0.92% and return on average assets was 0.81%. A reconciliation of GAAP measures to non-GAAP measures is included in the tables that accompany this press release.
Net Interest Income
Net interest income on a taxable equivalent basis (non-GAAP measure) for the second quarter of 2010 totaled $73.1 million, increasing $3.1 million from the first quarter of 2010. This linked quarter growth reflects a 7.2% annualized increase in average earning assets and a 7 basis point expansion of the net interest margin. The increase in average earning assets includes growth in both loans and investment securities. Average investment securities increased over the first quarter by $117 million due to the deployment of funds previously held at the Federal Reserve. The net interest margin equaled 3.81% for the second quarter and includes a 4 basis point net benefit related to certain non-accrual loans that were paid-off or returned to accrual status.
“We are very pleased with the outstanding results of our commercial and retail bankers in winning new customer relationships and continuing to gain market share throughout this challenging economic cycle,” said Mr. Gurgovits. “Our loan and deposit growth reflects our ongoing success in attracting new customers to the F.N.B. approach to banking.”
Total average loans for the second quarter of 2010 increased on a linked quarter basis by $48.4 million or 3.3% annualized to $5.9 billion, representing the fourth consecutive quarter of growth for total average loans. Average commercial loans led the second quarter growth increasing $29.5 million, or 3.6% annualized. Our Pennsylvania commercial loan portfolio grew $35.9 million, or 4.7% annualized, as we continue to gain market share across our footprint.

F.N.B. Corporation Reports Second Quarter 2010 Results, Page 2 of 6
Average consumer loans for the second quarter of 2010 totaled $2.5 billion and grew $11.3 million or 1.8% annualized on a linked quarter basis. The increase was primarily due to $8.7 million or 2.5% annualized growth of average home equity lending balances (comprised of consumer lines of credit and direct installment loans) reflecting promotional initiatives and customer preferences for these products in a low interest rate environment.
Average deposits and treasury management balances grew $161.3 million or 9.2% annualized to $7.2 billion on a linked quarter basis reflecting successes in new account acquisition combined with higher average balances. During the second quarter of 2010, average transaction deposits increased $139.2 million or 13.3% annualized and average treasury management balances grew $21.9 million or 14.7% annualized.
Non-Interest Income
Non-interest income of $28.4 million for the second quarter of 2010 decreased $1.8 million on a linked quarter basis as the prior quarter included $2.3 million in gains on security sales, $3.3 million in recoveries on acquired impaired loans and $1.7 million in OTTI charges. The current quarter reflected higher levels of fee income, lower other-than-temporary impairment charges and a $1.6 million gain related to the successful harvesting of a mezzanine financing relationship by F.N.B. Capital Corporation. The impairment losses recognized for the second quarter of 2010 of $0.6 million related to one pooled trust preferred security that experienced additional collateral deterioration.
Growth in fee income reflected seasonally higher service charges and securities commissions as well as higher mortgage-related gains due to increased sales volume in the second quarter. In addition, insurance commissions and fees decreased on a linked quarter basis due to seasonally higher contingent fee revenue in the first quarter of 2010. Non-interest income, excluding other-than-temporary impairment charges, securities gains and recoveries on acquired impaired loans, represented 28% of revenue for the second quarter of 2010 compared to 27% for the first quarter of 2010.
Non-Interest Expense
Non-interest expense totaled $63.1 million in the second quarter of 2010 and was flat with the first quarter of 2010 after considering the $2.3 million in pre-payment charges recorded in the first quarter associated with the repayment of FHLB debt. In addition, on a linked quarter basis, the second quarter of 2010 occupancy costs decreased $0.6 million due to seasonal weather-related factors. The efficiency ratio for the second quarter of 2010 improved to 60.5% compared to 63.6% in the first quarter of 2010 demonstrating continued effective expense control.

F.N.B. Corporation Reports Second Quarter 2010 Results, Page 3 of 6
Credit Quality
“Our Pennsylvania and Regency loan portfolios continue to perform very well with improvements reflecting the early stages of the economic recovery. The Florida portfolio, representing only 3.9% of total loans at quarter-end, showed signs of stabilization and slight improvement in the non-land related segments, while the land-related segment of this portfolio remains subject to a challenging environment. We continue to reduce our exposure in the Florida portfolio,” remarked Mr. Gurgovits.
Credit quality metrics for the second quarter of 2010 improved with lower levels of problem credits and delinquencies at quarter-end as non-performing loans and OREO as a percentage of total loans and OREO improved 16 basis points to 2.88% and total delinquency improved 22 basis points to 2.97%. Annualized net charge-offs increased slightly by 5 basis points to 0.53% of average loans for the second quarter of 2010 reflecting a modest increase in Florida-related charge-offs in the second quarter.
During the second quarter of 2010, the ratio of the allowance for loan losses to total loans increased 5 basis points to 1.91%. The provision for loan losses totaled $12.2 million for the second quarter of 2010, consistent with $12.0 million in the first quarter of 2010, and exceeded net charge-offs as we supported loan growth and provided additional reserves for the Florida land-related portfolio.
The Pennsylvania loan portfolio totaled $5.6 billion at June 30, 2010 (93.4% of the total loan portfolio) and delivered good credit quality metrics characterized by the reduction of total past due loans, non-performing loans and charge-offs on a linked quarter basis. Net loan charge-offs totaled $4.4 million or 0.32% annualized of average loans for the second quarter of 2010 representing a slight improvement on a linked quarter basis. Total past dues and non-accrual loans improved 14 basis points to 1.91% of total loans at June 30, 2010 and non-performing loans and OREO decreased slightly to $87.3 million or 1.56% of total loans and OREO.
The Florida loan portfolio totaled $231.2 million at June 30, 2010 (3.9% of the total loan portfolio), reflecting a decrease of $9.2 million or 3.8% compared to March 31, 2010. The land-related portion of the portfolio totaled $93.2 million at quarter-end or 1.6% of the total loan portfolio. Florida non-performing loans and OREO decreased slightly to $76.3 million or 31.3% of total loans and OREO at June 30, 2010. Net loan charge-offs for the second quarter of 2010 totaled $1.9 million, compared to $0.9 million in net loan charge-offs for the first quarter of 2010. Activity for the quarter in the Florida portfolio included the disposition of $3.0 million in OREO, the sale of $3.5 million in performing credits to a Florida-based community bank, continued payments on performing credits and continued movement of problem loans into OREO. At June 30, 2010, the ratio of the allowance for loan losses to total loans for this portfolio equaled 11.65%, a 222 basis point increase compared to 9.43% at March 31, 2010. The increased reserve position reflects reappraisal risk associated with the Florida land-related portfolio.

F.N.B. Corporation Reports Second Quarter 2010 Results, Page 4 of 6
The Regency loan portfolio totaled $159.6 million at June 30, 2010 (2.7% of the total loan portfolio) and continues to deliver solid credit quality metrics for a consumer finance company. Total past dues and non-accrual loans improved by 4 basis points during the second quarter to 3.96% of total loans at June 30, 2010.
Capital Position
The Corporation’s capital ratios continue to exceed federal bank regulatory agency “well capitalized” thresholds. As of June 30, 2010, the Corporation’s regulatory capital ratios remained consistent with the first quarter as the equity increase in retained earnings supported the asset growth this quarter. The tangible common equity to tangible assets ratio (non-GAAP measure) increased 13 basis points to 5.97% at June 30, 2010. The tangible book value per share (non-GAAP measure) increased 10 cents during the quarter to $4.31 and the dividend payout ratio for the quarter was 77%. The improvement in tangible common equity during the second quarter is primarily attributable to earnings retention and improvement in accumulated other comprehensive income related to securities appreciation.
Year-to-Date Results
For the six months ended June 30, 2010, F.N.B. Corporation’s net income available to common shareholders totaled $33.9 million, or $0.30 per diluted share, compared to $23.4 million, or $0.26 per diluted common share for the six months ended June 30, 2009. For the 2010 year-to-date period, return on average tangible common equity (non-GAAP measure) totaled 15.05%, return on average equity was 6.51%, return on average tangible assets (non-GAAP measure) was 0.88% and return on average assets was 0.78%.
Net interest income on a fully taxable equivalent basis totaled $143.2 million for the first six months of 2010, an increase of $10.6 million or 8.0% over the same period of 2009, reflecting growth in average earning assets and an expanded net interest margin. On a year-over-year basis, average earning assets increased 3.8% reflecting an 11.7% increase in investments as increased liquidity was invested and growth in average loans of $97.2 million or 1.7%. The loan growth was driven by average commercial loan growth of $111.2 million or 3.5%. For the first six months of 2010, average deposits and treasury management balances increased $463.7 million or 7.0%, with average transaction balances growing $384.0 million or 9.9% and average treasury management balances growing $163.6 million or 36.8%, compared to same period in 2009. The strong loan and deposit growth reflects our success in expanding market share. The net interest margin for the first half of 2010 equaled 3.77%, an expansion of 15 basis points from the same period of 2009. This margin expansion reflects lower deposit and borrowing costs driven by an improved funding mix and the low interest rate environment partially offset by lower yields on earning assets.
Non-interest income totaled $58.7 million for the first half of 2010, an increase of 4.0% compared to $56.5 million for the same period of 2009. The first half of 2010 included higher gains on the sale of securities, higher recoveries on impaired loans acquired through

F.N.B. Corporation Reports Second Quarter 2010 Results, Page 5 of 6
acquisitions and the gain related to the successful harvesting of a mezzanine financing relationship by F.N.B. Capital Corporation, partially offset by higher other-than-temporary impairment charges. Fee income on a year-over-year basis reflects a 7% increase in trust-related revenue reflecting improved market conditions and a slight increase in total service charges on deposit accounts as reduced overdraft charges were offset by other deposit-related fee income. Partially offsetting these increases, insurance commissions and fees declined 8.4% because of lower contingent revenues and lower commission revenues, and securities commissions and fees declined 12.3% reflecting lower sales of annuities in a low interest rate environment.
Non-interest expense totaled $128.5 million for the first half of 2010, a slight increase of 1.0% compared to $127.2 million for the same period of 2009, primarily a result of pre-payment charges associated with the repayment of FHLB debt in 2010 partially offset by lower FDIC insurance premiums due to the special assessment in 2009. On a year-to-date basis, F.N.B. Corporation’s efficiency ratio improved to 62.0% for 2010, compared to 65.4% for the six-month period ended 2009 reflecting our continued focus on expense control.
The provision for loan losses for the first half of 2010 totaled $24.2 million compared to $24.4 million for the same period of 2009. At June 30, 2010, the ratio of the allowance for loan losses to total loans equaled 1.91%, a 19 basis point increase compared to 1.72% at June 30, 2009, reflecting an increased reserve position in the Florida land-related portfolio at June 30, 2010. Net loan charge-offs were 0.51% annualized of total loans for the first half of 2010 representing an improvement from the 1.03% annualized of total loans for the first half of 2009 as higher charge-offs in the Florida portfolio were incurred during the first half of 2009.
Conference Call
F.N.B. Corporation will host its quarterly conference call to discuss its financial results for the second quarter of 2010 on Tuesday, July 27, 2010, at 8:00 AM EDT. Participating callers may access the call by dialing (888) 677-8749 or (913) 312-1462 for international callers; the confirmation number is 4126662. The listen-only audio Webcast may be accessed through the “Shareholders and Investor Relations” section of the Corporation’s Web site at www.fnbcorporation.com.
A replay of the call will be available from 11:00 AM EDT on the day of the call until midnight EDT on Tuesday, August 3, 2010. The replay can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the confirmation number is 4126662. A transcript of the call will be posted to the “Shareholder and Investor Relations” section of F.N.B. Corporation’s Web site at www.fnbcorporation.com.

F.N.B. Corporation Reports Second Quarter 2010 Results, Page 6 of 6
About F.N.B. Corporation
F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $8.8 billion as of June 30, 2010. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and F.N.B. Commercial Leasing. It also operates consumer finance offices in Tennessee and loan production offices in Florida.
Forward-looking Statements
This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) various monetary and fiscal policies and regulations of the U.S. Government that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) technological issues which may adversely affect F.N.B. Corporation’s financial operations or customers; (7) changes in the securities markets; (8) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission; (9) housing prices; (10) job market; (11) consumer confidence and spending habits or (12) estimates of fair value of certain F.N.B. Corporation assets and liabilities. F.N.B. Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.
# # #
Analyst/Institutional Investor Contact:
Cynthia Christopher 724-983-3429
724-815-3926 (cell)
christoc@fnb-corp.com
Media Contact:
Jennifer Reel 724-983-4856
724-699-6389 (cell)
reel@fnb-corp.com
DATA SHEETS FOLLOW

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

				2nd Qtr 2010 -	2nd Qtr 2010 -
	2010		2009	1st Qtr 2010	2nd Qtr 2009
	Second	First	Second	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Statement of earnings
Interest income	$94,361	$92,546	$97,153	2.0	-2.9
Interest expense	22,880	24,141	31,702	-5.2	-27.8

Net interest income	71,481	68,405	65,451	4.5	9.2
Taxable equivalent adjustment	1,665	1,638	1,490	1.6	11.7

Net interest income (FTE) (1)	73,146	70,043	66,941	4.4	9.3
Provision for loan losses	12,239	11,964	13,909	2.3	-12.0

Net interest income after provision (FTE)	60,907	58,079	53,032	4.9	14.9

Impairment losses on securities	(1,313)	(8,226)	(1,429)	n/m	n/m
Non-credit related losses on securities not expected to be sold (recognized in other comprehensive income)	711	6,540	689	n/m	n/m

Net impairment losses on securities	(602)	(1,686)	(740)	n/m	n/m

Service charges	14,662	13,722	14,596	6.9	0.5
Insurance commissions and fees	3,849	4,324	3,837	-11.0	0.3
Securities commissions and fees	1,771	1,557	2,008	13.8	-11.8
Trust income	3,188	3,158	3,013	0.9	5.8
Gain on sale of securities	47	2,390	66	-98.1	-29.1
Gain on sale of loans	808	567	1,139	42.5	-29.0
Other	4,720	6,243	4,412	-24.4	7.0

Total non-interest income	28,443	30,275	28,331	-6.1	0.4

Salaries and employee benefits	33,392	33,125	31,617	0.8	5.6
Occupancy and equipment	9,446	10,071	9,457	-6.2	-0.1
Amortization of intangibles	1,679	1,687	1,813	-0.5	-7.4
Other	18,567	20,560	23,378	-9.7	-20.6

Total non-interest expense	63,084	65,443	66,265	-3.6	-4.8

Income before income taxes	26,266	22,911	15,098	14.6	74.0
Taxable equivalent adjustment	1,665	1,638	1,490	1.6	11.7
Income taxes	6,679	5,293	3,010	26.2	121.9

Net income	17,922	15,980	10,598	12.2	69.1
Preferred stock dividends and discount amortization	0	0	1,469	n/m	n/m

Net income available to common shareholders	$17,922	$15,980	$9,129	12.2	96.3

Earnings per common share
Basic	$0.16	$0.14	$0.10	14.3	60.0
Diluted	$0.16	$0.14	$0.10	14.3	60.0

Performance ratios
Return on average equity	6.83%	6.19%	4.05%
Return on average tangible common equity (2) (6)	15.65%	14.43%	10.84%
Return on average assets	0.81%	0.74%	0.49%
Return on average tangible assets (3) (6)	0.92%	0.85%	0.59%
Net interest margin (FTE) (1) (9)	3.81%	3.74%	3.60%
Yield on earning assets (FTE) (1) (9)	5.00%	5.03%	5.30%
Cost of funds	1.37%	1.47%	1.95%
Efficiency ratio (FTE) (1) (4) (9)	60.45%	63.55%	67.65%
Effective tax rate	27.15%	24.88%	22.12%

Common stock data
Average basic shares outstanding	113,878,018	113,750,330	93,387,226	0.1	21.9
Average diluted shares outstanding	114,315,174	114,064,564	93,596,520	0.2	22.1
Ending shares outstanding	114,532,890	114,404,945	113,965,669	0.1	0.5
Common book value per share	$9.24	$9.16	$9.26	0.9	-0.3
Tangible common book value per share (6)	$4.31	$4.21	$4.25	2.4	1.5
Tangible common book value per share excluding AOCI (5) (6)	$4.53	$4.47	$4.55	1.4	-0.5
Dividend payout ratio (common)	77.09%	86.16%	118.53%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Six Months
	Ended June 30,		Percent
	2010	2009	Variance
Statement of earnings
Interest income	$186,907	$195,308	-4.3
Interest expense	47,021	65,722	-28.5

Net interest income	139,886	129,586	7.9
Taxable equivalent adjustment	3,303	3,045	8.5

Net interest income (FTE) (1)	143,189	132,631	8.0
Provision for loan losses	24,203	24,423	-0.9

Net interest income after provision (FTE)	118,986	108,208	10.0

Impairment losses on securities	(9,539)	(1,632)	n/m
Non-credit related losses on securities not expected to be sold (recognized in other comprehensive income)	7,251	689	n/m

Net impairment losses on securities	(2,288)	(943)	n/m

Service charges	28,384	28,195	0.7
Insurance commissions and fees	8,173	8,918	-8.4
Securities commissions and fees	3,328	3,796	-12.3
Trust income	6,346	5,930	7.0
Gain on sale of securities	2,437	344	608.2
Gain on sale of loans	1,375	1,675	-18.0
Other	10,963	8,542	28.3

Total non-interest income	58,718	56,457	4.0

Salaries and employee benefits	66,517	63,719	4.4
Occupancy and equipment	19,517	19,548	-0.2
Amortization of intangibles	3,366	3,628	-7.2
Other	39,127	40,342	-3.0

Total non-interest expense	128,527	127,237	1.0

Income before income taxes	49,177	37,428	31.4
Taxable equivalent adjustment	3,303	3,045	8.5
Income taxes	11,972	8,134	47.2

Net income	33,902	26,249	29.2
Preferred stock dividends and discount amortization	0	2,812	n/m

Net income available to common shareholders	$33,902	$23,437	44.6

Earnings per common share
Basic	$0.30	$0.26	15.4
Diluted	$0.30	$0.26	15.4

Performance ratios
Return on average equity	6.51%	5.11%
Return on average tangible common equity (2) (6)	15.05%	14.04%
Return on average assets	0.78%	0.62%
Return on average tangible assets (3) (6)	0.88%	0.73%
Net interest margin (FTE) (1) (9)	3.77%	3.62%
Yield on earning assets (FTE) (1) (9)	5.01%	5.42%
Cost of funds	1.42%	2.05%
Efficiency ratio (FTE) (1) (4) (9)	61.99%	65.37%
Effective tax rate	26.10%	23.66%

Common stock data
Average basic shares outstanding	113,814,527	91,396,295	24.5
Average diluted shares outstanding	114,189,278	91,599,650	24.7
Ending shares outstanding	114,532,890	113,965,669	0.5
Common book value per share	$9.24	$9.26	-0.3
Tangible common book value per share (6)	$4.31	$4.25	1.5
Tangible common book value per share excluding AOCI (5) (6)	$4.53	$4.55	-0.5
Dividend payout ratio (common)	81.37%	92.14%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				2nd Qtr 2010 -	2nd Qtr 2010 -
	2010		2009	1st Qtr 2010	2nd Qtr 2009
	Second	First	Second	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Total assets	$8,874,430	$8,745,138	$8,604,059	1.5	3.1
Earning assets (9)	7,697,232	7,561,506	7,447,996	1.8	3.3
Securities	1,599,216	1,482,338	1,321,842	7.9	21.0
Short-term investments (9)	159,874	189,474	317,287	-15.6	-49.6
Loans, net of unearned income	5,938,142	5,889,694	5,808,867	0.8	2.2
Allowance for loan losses	113,531	108,256	106,881	4.9	6.2
Goodwill and intangibles	565,294	566,983	572,701	-0.3	-1.3

Deposits and treasury management accounts (7)	7,163,916	7,002,594	6,708,316	2.3	6.8
Short-term borrowings	126,972	132,737	101,249	-4.3	25.4
Long-term debt	228,959	262,920	445,450	-12.9	-48.6
Trust preferred securities	204,455	204,625	205,131	-0.1	-0.3
Shareholders’ equity — common	1,052,569	1,047,094	954,075	0.5	10.3
Shareholders’ equity — preferred	0	0	95,389	n/m	n/m

Asset quality data
Non-accrual loans	$132,412	$141,913	$117,013	-6.7	13.2
Restructured loans	17,270	15,556	5,743	11.0	200.7

Non-performing loans	149,682	157,469	122,756	-4.9	21.9
Other real estate owned	22,952	22,094	18,145	3.9	26.5

Total non-performing loans and OREO	172,634	179,563	140,901	-3.9	22.5
Non-performing investments (8)	4,661	4,346	7,768	7.2	-40.0

Non-performing assets	$177,295	$183,909	$148,669	-3.6	19.3

Net loan charge-offs	$7,791	$7,027	$17,621	10.9	-55.8
Allowance for loan losses	114,040	109,592	99,415	4.1	14.7

Non-performing loans / total loans	2.51%	2.67%	2.13%
Non-performing loans + OREO / total loans + OREO	2.88%	3.04%	2.44%
Non-performing assets / total assets	2.01%	2.09%	1.71%
Allowance for loan losses / total loans	1.91%	1.86%	1.72%
Allowance for loan losses / non-performing loans	76.19%	69.60%	80.99%
Net loan charge-offs (annualized) / average loans	0.53%	0.48%	1.22%

Balances at period end
Total assets	$8,833,060	$8,799,534	$8,710,320	0.4	1.4
Earning assets (9)	7,647,064	7,609,205	7,549,365	0.5	1.3
Loans, net of unearned income	5,967,570	5,890,105	5,767,109	1.3	3.5
Deposits and treasury management accounts (7)	7,141,210	7,073,906	6,725,629	1.0	6.2
Total equity	1,058,004	1,047,395	1,151,147	1.0	-8.1

Capital ratios
Equity/assets (period end)	11.98%	11.90%	13.22%
Leverage ratio	8.63%	8.67%	10.11%
Tangible equity/tangible assets (period end) (6)	5.97%	5.84%	7.12%
Tangible common equity/tangible assets (period end) (5)	5.97%	5.84%	5.95%
Tangible common equity, excluding AOCI/ tangible assets (period end) (5) (6)	6.28%	6.21%	6.37%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Six Months
	Ended June 30,		Percent
	2010	2009	Variance
Average balances
Total assets	$8,810,141	$8,519,266	3.4
Earning assets (9)	7,633,180	7,355,674	3.8
Securities	1,541,100	1,319,695	16.8
Short-term investments (9)	178,029	219,122	-18.8
Loans, net of unearned income	5,914,051	5,816,857	1.7
Allowance for loan losses	110,908	106,917	3.7
Goodwill and intangibles	566,134	573,328	-1.3

Deposits and treasury management accounts (7)	7,083,701	6,620,043	7.0
Short-term borrowings	129,839	104,165	24.6
Long-term debt	245,846	460,187	-46.6
Trust preferred securities	204,540	205,214	-0.3
Shareholders’ equity — common	1,049,846	943,768	11.2
Shareholders’ equity — preferred	0	91,292	n/m

Asset quality data
Non-accrual loans	$132,412	$117,013	13.2
Restructured loans	17,270	5,743	200.7

Non-performing loans	149,682	122,756	21.9
Other real estate owned	22,952	18,145	26.5

Total non-performing loans and OREO	172,634	140,901	22.5
Non-performing investments (8)	4,661	7,768	-40.0

Non-performing assets	$177,295	$148,669	19.3

Net loan charge-offs	$14,818	$29,753	-50.2
Allowance for loan losses	114,040	99,415	14.7

Non-performing loans / total loans	2.51%	2.13%
Non-performing loans + OREO / total loans + OREO	2.88%	2.44%
Non-performing assets / total assets	2.01%	1.71%
Allowance for loan losses / total loans	1.91%	1.72%
Allowance for loan losses / non-performing loans	76.19%	80.99%
Net loan charge-offs (annualized) / average loans	0.51%	1.03%

Balances at period end
Total assets	$8,833,060	$8,710,320	1.4
Earning assets (9)	7,647,064	7,549,365	1.3
Loans, net of unearned income	5,967,570	5,767,109	3.5
Deposits and treasury management accounts (7)	7,141,210	6,725,629	6.2
Total equity	1,058,004	1,151,147	-8.1

Capital ratios
Equity/assets (period end)	11.98%	13.22%
Leverage ratio	8.63%	10.11%
Tangible equity/tangible assets (period end) (6)	5.97%	7.12%
Tangible common equity/tangible assets (period end) (5)	5.97%	5.95%
Tangible common equity, excluding AOCI/ tangible assets (period end) (5) (6)	6.28%	6.37%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				2nd Qtr 2010 -	2nd Qtr 2010 -
	2010		2009	1st Qtr 2010	2nd Qtr 2009
	Second	First	Second	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Loans:
Commercial	$3,311,030	$3,281,512	$3,193,128	0.9	3.7
Direct installment	969,007	975,119	1,015,464	-0.6	-4.6
Residential mortgages	616,267	612,819	623,973	0.6	-1.2
Indirect installment	517,452	518,311	537,886	-0.2	-3.8
Consumer LOC	426,471	411,666	364,069	3.6	17.1
Other	97,915	90,267	74,347	8.5	31.7

Total loans	$5,938,142	$5,889,694	$5,808,867	0.8	2.2

Deposits:
Non-interest bearing deposits	$1,028,631	$969,926	$934,366	6.1	10.1
Savings and NOW	3,297,537	3,217,055	3,049,155	2.5	8.1
Certificates of deposit and other time deposits	2,219,194	2,218,933	2,290,536	0.0	-3.1

Total deposits	6,545,362	6,405,914	6,274,057	2.2	4.3
Treasury management accounts (7)	618,554	596,680	434,259	3.7	42.4

Total deposits and treasury management accounts (7)	$7,163,916	$7,002,594	$6,708,316	2.3	6.8

Balances at period end
Loans:
Commercial	$3,304,493	$3,296,728	$3,182,045	0.2	3.8
Direct installment	983,857	967,005	1,005,736	1.7	-2.2
Residential mortgages	615,232	600,006	590,111	2.5	4.3
Indirect installment	521,679	514,020	541,168	1.5	-3.6
Consumer LOC	438,039	417,910	373,161	4.8	17.4
Other	104,270	94,436	74,888	10.4	39.2

Total loans	$5,967,570	$5,890,105	$5,767,109	1.3	3.5

Deposits:
Non-interest bearing deposits	$1,039,631	$1,015,521	$948,925	2.4	9.6
Savings and NOW	3,280,076	3,246,529	3,077,091	1.0	6.6
Certificates of deposit and other time deposits	2,214,951	2,232,056	2,262,677	-0.8	-2.1

Total deposits	6,534,658	6,494,106	6,288,693	0.6	3.9
Treasury management accounts (7)	606,552	579,800	436,936	4.6	38.8

Total deposits and treasury management accounts (7)	$7,141,210	$7,073,906	$6,725,629	1.0	6.2

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	Second Quarter 2010
	Bank - PA	Bank - FL	Regency	Total
Asset quality data, by core portfolio
Non-accrual loans	$66,391	$64,063	$1,958	$132,412
Restructured loans	11,233	0	6,037	17,270

Non-performing loans	77,624	64,063	7,995	149,682
Other real estate owned	9,626	12,245	1,081	22,952

Total non-performing loans and OREO	87,250	76,308	9,076	172,634
Non-performing investments (8)	4,661	0	0	4,661

Non-performing assets	$91,911	$76,308	$9,076	$177,295

Net loan charge-offs	$4,442	$1,900	$1,449	$7,791
Provision for loan losses	4,494	6,168	1,577	12,239
Allowance for loan losses	80,396	26,940	6,704	114,040
Loans, net of unearned income	5,576,734	231,237	159,599	5,967,570

Non-performing loans / total loans	1.39%	27.70%	5.01%	2.51%
Non-performing loans + OREO / total loans + OREO	1.56%	31.34%	5.65%	2.88%
Non-performing assets / total assets	1.09%	35.24%	5.45%	2.01%
Allowance for loan losses / total loans	1.44%	11.65%	4.20%	1.91%
Allowance for loan losses / non-performing loans	103.57%	42.05%	83.85%	76.19%
Net loan charge-offs (annualized) / average loans	0.32%	3.23%	3.73%	0.53%

Loans 30 - 89 days past due	$35,005	$0	$2,070	$37,075
Loans 90+ days past due	5,285	0	2,288	7,573
Non-accrual loans	66,391	64,063	1,958	132,412

Total past due and non-accrual loans	$106,681	$64,063	$6,316	$177,060

Total past due and non-accrual loans/total loans	1.91%	27.70%	3.96%	2.97%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	First Quarter 2010
	Bank - PA	Bank - FL	Regency	Total
Asset quality data, by core portfolio
Non-accrual loans	$71,027	$68,993	$1,893	$141,913
Restructured loans	9,656	0	5,900	15,556

Non-performing loans	80,683	68,993	7,793	157,469
Other real estate owned	10,077	10,914	1,103	22,094

Total non-performing loans and OREO	90,760	79,907	8,896	179,563
Non-performing investments (8)	4,346	0	0	4,346

Non-performing assets	$95,106	$79,907	$8,896	$183,909

Net loan charge-offs	$4,540	$938	$1,549	$7,027
Provision for loan losses	6,824	3,820	1,320	11,964
Allowance for loan losses	80,345	22,671	6,576	109,592
Loans, net of unearned income	5,493,117	240,426	156,562	5,890,105

Non-performing loans / total loans	1.47%	28.70%	4.98%	2.67%
Non-performing loans + OREO / total loans + OREO	1.65%	31.79%	5.64%	3.04%
Non-performing assets / total assets	1.14%	34.94%	5.44%	2.09%
Allowance for loan losses / total loans	1.46%	9.43%	4.20%	1.86%
Allowance for loan losses / non-performing loans	99.58%	32.86%	84.38%	69.60%
Net loan charge-offs (annualized) / average loans	0.34%	1.57%	3.96%	0.48%

Loans 30 - 89 days past due	$35,226	$0	$1,965	$37,191
Loans 90+ days past due	6,280	0	2,401	8,681
Non-accrual loans	71,027	68,993	1,893	141,913

Total past due and non-accrual loans	$112,533	$68,993	$6,259	$187,785

Total past due and non-accrual loans/total loans	2.05%	28.70%	4.00%	3.19%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	Second Quarter 2009
	Bank - PA	Bank - FL	Regency	Total
Asset quality data, by core portfolio
Non-accrual loans	$49,629	$65,597	$1,787	$117,013
Restructured loans	1,484	0	4,259	5,743

Non-performing loans	51,113	65,597	6,046	122,756
Other real estate owned	9,105	7,967	1,073	18,145

Total non-performing loans and OREO	60,218	73,564	7,119	140,901
Non-performing investments (8)	7,630	0	0	7,630

Non-performing assets	$67,848	$73,564	$7,119	$148,531

Net loan charge-offs	$4,880	$11,206	$1,535	$17,621
Provision for loan losses	4,970	7,238	1,701	13,909
Allowance for loan losses	69,678	23,307	6,430	99,415
Loans, net of unearned income	5,335,823	274,453	156,833	5,767,109

Non-performing loans / total loans	0.96%	23.90%	3.86%	2.13%
Non-performing loans + OREO / total loans + OREO	1.13%	26.05%	4.51%	2.44%
Non-performing assets / total assets	0.82%	28.39%	4.36%	1.71%
Allowance for loan losses / total loans	1.31%	8.49%	4.10%	1.72%
Allowance for loan losses / non-performing loans	136.32%	35.53%	106.35%	80.99%
Net loan charge-offs (annualized) / average loans	0.36%	15.60%	3.99%	1.22%

Loans 30 - 89 days past due	$45,822	$0	$2,910	$48,732
Loans 90+ days past due	9,775	0	2,257	12,032
Non-accrual loans	49,629	65,597	1,787	117,013

Total past due and non-accrual loans	$105,226	$65,597	$6,954	$177,777

Total past due and non-accrual loans/total loans	1.97%	23.90%	4.43%	3.08%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				2nd Qtr 2010 -	2nd Qtr 2010 -
	2010		2009	1st Qtr 2010	2nd Qtr 2009
	Second	First	Second	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Balance Sheet
Assets
Cash and due from banks	$140,629	$139,762	$141,656	0.6	-0.7
Interest bearing deposits with banks	60,238	189,566	352,823	-68.2	-82.9

Cash and cash equivalents	200,867	329,328	494,479	-39.0	-59.4
Securities available for sale	758,325	673,596	636,182	12.6	19.2
Securities held to maturity	853,698	844,472	766,543	1.1	11.4
Residential mortgage loans held for sale	7,232	11,466	26,707	-36.9	-72.9
Loans, net of unearned income	5,967,570	5,890,105	5,767,109	1.3	3.5
Allowance for loan losses	(114,040)	(109,592)	(99,415)	4.1	14.7

Net loans	5,853,530	5,780,513	5,667,694	1.3	3.3
Premises and equipment, net	115,323	116,258	120,246	-0.8	-4.1
Goodwill	528,720	528,720	529,065	0.0	-0.1
Core deposit and other intangible assets, net	35,775	37,455	42,601	-4.5	-16.0
Bank owned life insurance	207,093	206,515	204,497	0.3	1.3
Other assets	272,495	271,211	222,306	0.5	22.6

Total Assets	$8,833,060	$8,799,534	$8,710,320	0.4	1.4

Liabilities
Deposits:
Non-interest bearing demand	$1,039,630	$1,015,521	$948,925	2.4	9.6
Savings and NOW	3,280,076	3,246,529	3,077,091	1.0	6.6
Certificates and other time deposits	2,214,952	2,232,056	2,262,677	-0.8	-2.1

Total Deposits	6,534,658	6,494,106	6,288,693	0.6	3.9
Other liabilities	94,748	92,369	88,263	2.6	7.3
Short-term borrowings	735,442	710,731	540,573	3.5	36.0
Long-term debt	205,834	250,391	436,595	-17.8	-52.9
Junior subordinated debt	204,373	204,542	205,049	-0.1	-0.3

Total Liabilities	7,775,056	7,752,139	7,559,173	0.3	2.9

Stockholders’ Equity
Preferred stock	0	0	95,462	n/m	n/m
Common stock	1,141	1,140	1,137	0.1	0.4
Additional paid-in capital	1,091,253	1,089,326	1,085,647	0.2	0.5
Retained earnings	(6,515)	(10,621)	5,262	-38.7	-223.8
Accumulated other comprehensive income	(25,358)	(29,961)	(34,748)	-15.4	-27.0
Treasury stock	(2,517)	(2,489)	(1,613)	1.1	56.1

Total Stockholders’ Equity	1,058,004	1,047,395	1,151,147	1.0	-8.1

Total Liabilities and Stockholders’ Equity	$8,833,060	$8,799,534	$8,710,320	0.4	1.4

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
NON-GAAP FINANCIAL MEASURES
The following non-GAAP financial measures used by the Corporation provide information useful to investors in understanding the Corporation’s operating performance and trends, and facilitate comparisons with the performance of the Corporation’s peers. The non-GAAP financial measures used by the Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. The following tables summarize the non-GAAP financial measures derived from amounts reported in the Corporation’s financial statements.

	2010		2009
	Second	First	Second
	Quarter	Quarter	Quarter
Return on average tangible common equity (2):
Net income available to common shareholders (annualized)	$71,886	$64,810	$36,616
Amortization of intangibles, net of tax (annualized)	4,376	4,447	4,727

	76,262	69,257	41,343

Average total shareholders’ equity	1,052,569	1,047,094	1,049,464
Less: Average preferred shareholders’ equity	0	0	(95,389)
Less: Average intangibles	(565,294)	(566,983)	(572,701)

	487,275	480,111	381,374

Return on average tangible common equity (2)	15.65%	14.43%	10.84%

Return on average tangible assets (3):
Net income (annualized)	$71,886	$64,810	$42,508
Amortization of intangibles, net of tax (annualized)	4,376	4,447	4,727

	76,262	69,257	47,235

Average total assets	8,874,430	8,745,138	8,604,059
Less: Average intangibles	(565,294)	(566,983)	(572,701)

	8,309,136	8,178,155	8,031,358
Return on average tangible assets (3)	0.92%	0.85%	0.59%

Tangible common book value per share:
Total shareholders’ equity	$1,058,004	$1,047,395	$1,151,147
Less: preferred shareholders’ equity	0	0	(95,462)
Less: intangibles	(564,495)	(566,176)	(571,665)

	493,509	481,219	484,020

Ending shares outstanding	114,532,890	114,404,945	113,965,669

Tangible common book value per share	$4.31	$4.21	$4.25

Tangible common book value per share excluding AOCI (5):
Total shareholders’ equity	$1,058,004	$1,047,395	$1,151,147
Less: preferred shareholders’ equity	0	0	(95,462)
Less: intangibles	(564,495)	(566,176)	(571,665)
Less: AOCI	25,358	29,961	34,748

	518,867	511,180	518,768

Ending shares outstanding	114,532,890	114,404,945	113,965,669

Tangible common book value per share excluding AOCI (5)	$4.53	$4.47	$4.55

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Six Months
	Ended June 30,
	2010	2009
Return on average tangible common equity (2):
Net income available to common shareholders (annualized)	$68,366	$47,263
Amortization of intangibles, net of tax (annualized)	4,412	4,755

	72,778	52,018

Average total shareholders’ equity	1,049,846	1,035,060
Less: Average preferred shareholders’ equity	0	(91,292)
Less: Average intangibles	(566,134)	(573,328)

	483,712	370,440

Return on average tangible common equity (2)	15.05%	14.04%

Return on average tangible assets (3):
Net income (annualized)	$68,366	$52,934
Amortization of intangibles, net of tax (annualized)	4,412	4,755

	72,778	57,689

Average total assets	8,810,141	8,519,266
Less: Average intangibles	(566,134)	(573,328)

	8,244,007	7,945,938

Return on average tangible assets (3)	0.88%	0.73%

Tangible common book value per share:
Total shareholders’ equity	$1,058,004	$1,151,147
Less: preferred shareholders’ equity	0	(95,462)
Less: intangibles	(564,495)	(571,665)

	493,509	484,020

Ending shares outstanding	114,532,890	113,965,669

Tangible common book value per share	$4.31	$4.25

Tangible common book value per share excluding AOCI (5):
Total shareholders’ equity	$1,058,004	$1,151,147
Less: preferred shareholders’ equity	0	(95,462)
Less: intangibles	(564,495)	(571,665)
Less: AOCI	25,358	34,748

	518,867	518,768

Ending shares outstanding	114,532,890	113,965,669

Tangible common book value per share excluding AOCI (5)	$4.53	$4.55

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2010		2009
	Second	First	Second
	Quarter	Quarter	Quarter
Tangible equity/tangible assets (period end):
Total shareholders’ equity	$1,058,004	$1,047,395	$1,151,147
Less: intangibles	(564,495)	(566,176)	(571,665)

	493,509	481,219	579,482

Total assets	8,833,060	8,799,534	8,710,320
Less: intangibles	(564,495)	(566,176)	(571,665)

	8,268,565	8,233,358	8,138,655

Tangible equity/tangible assets (period end)	5.97%	5.84%	7.12%

Tangible common equity/tangible assets (period end):
Total shareholders’ equity	$1,058,004	$1,047,395	$1,151,147
Less: preferred shareholders’ equity	0	0	(95,462)
Less: intangibles	(564,495)	(566,176)	(571,665)

	493,509	481,219	484,020

Total assets	8,833,060	8,799,534	8,710,320
Less: intangibles	(564,495)	(566,176)	(571,665)

	8,268,565	8,233,358	8,138,655

Tangible common equity/tangible assets (period end)	5.97%	5.84%	5.95%

Tangible common equity, excluding AOCI/ tangible assets (period end) (5):
Total shareholders’ equity	$1,058,004	$1,047,395	$1,151,147
Less: preferred shareholders’ equity	0	0	(95,462)
Less: intangibles	(564,495)	(566,176)	(571,665)
Less: AOCI	25,358	29,961	34,748

	518,867	511,180	518,768

Total assets	8,833,060	8,799,534	8,710,320
Less: intangibles	(564,495)	(566,176)	(571,665)

	8,268,565	8,233,358	8,138,655

Tangible common equity, excluding AOCI/ tangible assets (period end) (5)	6.28%	6.21%	6.37%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Six Months
	Ended June 30,
	2010	2009
Tangible equity/tangible assets (period end):
Total shareholders’ equity	$1,058,004	$1,151,147
Less: intangibles	(564,495)	(571,665)

	493,509	579,482

Total assets	8,833,060	8,710,320
Less: intangibles	(564,495)	(571,665)

	8,268,565	8,138,655

Tangible equity/tangible assets (period end)	5.97%	7.12%

Tangible common equity/tangible assets (period end):
Total shareholders’ equity	$1,058,004	$1,151,147
Less: preferred shareholders’ equity	0	(95,462)
Less: intangibles	(564,495)	(571,665)

	493,509	484,020

Total assets	8,833,060	8,710,320
Less: intangibles	(564,495)	(571,665)

	8,268,565	8,138,655

Tangible common equity/tangible assets (period end)	5.97%	5.95%

Tangible common equity, excluding AOCI/ tangible assets (period end) (5):
Total shareholders’ equity	$1,058,004	$1,151,147
Less: preferred shareholders’ equity	0	(95,462)
Less: intangibles	(564,495)	(571,665)
Less: AOCI	25,358	34,748

	518,867	518,768

Total assets	8,833,060	8,710,320
Less: intangibles	(564,495)	(571,665)

	8,268,565	8,138,655

Tangible common equity, excluding AOCI/ tangible assets (period end) (5)	6.28%	6.37%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Corporation believes this non-GAAP measure is the preferred industry measurement for this item.

(2)	Return on average tangible common equity is calculated by dividing net income less amortization of intangibles by average common equity less average intangibles.

(3)	Return on average tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.

(4)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

(5)	Accumulated other comprehensive income (AOCI) is comprised of unrealized losses on securities, non-credit impairment losses on other-than-temporarily impaired securities and unrecognized pension and postretirement obligations.

(6)	See non-GAAP financial measures for additional information relating to the calculation of this item.

(7)	Treasury management accounts represent repurchase agreements and are included in short-term borrowings on the balance sheet.

(8)	The non-performing investments at June 30, 2009 include $0.1 million at a non-banking affiliate of the Corporation.

(9)	Certain prior period amounts have been reclassified to conform to the current period presentation.